                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                       September 12, 1997 (July 10, 1997)



                          SCB COMPUTER TECHNOLOGY, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                  Tennessee                                      0-27694                          62-1201561
----------------------------------------------------       ------------------------           ---------------------
  (State or other jurisdiction of incorporation)           (Commission File Number)            (I.R.S. Employer
                                                                                               Identification No.)


     1365 West Brierbrook Road, Memphis, Tennessee                                                 38138
----------------------------------------------------                                         -----------------
       (Address of principal executive offices)                                                  (Zip Code)




       Registrant's telephone number, including area code: (901) 754-6577



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         This Current Report on Form 8-K/A amends and supersedes subsection (a) of "Item 7. Financial Statements and Exhibits" of the Registrant's Current Report on Form 8-K, dated July 24, 1997.

Item 7.  Financial Statements and Exhibits
--------------------------------------------------------------------------------


(a) Financial Statements of Businesses Acquired and Pro Forma Financial Information.

         Partners Capital Group:

                  Independent Auditor's Report
                  Balance Sheets at December 31, 1996 and 1995
                  Statements of Income and Retained Earnings for the Years Ended
                           December 31, 1996 and 1995
                  Statements of Cash Flows for the Years Ended December 31, 1996
                           and 1995
                  Notes to Financial Statements

         Partners Resources, Inc.:

                  Independent Auditor's Report
                  Balance Sheets at December 31, 1996 and 1995
                  Statements of Operations for the Years Ended December 31, 1996
                           and 1995
                  Statements of Stockholders' Deficit for the Years Ended
                           December 31, 1996 and 1995
                  Statements of Cash Flows for the Years Ended December 31, 1996
                           and 1995
                  Notes to Financial Statements

         Partners Capital Group and Partners Resources, Inc.:

                  Unaudited Pro Forma Combined Financial Information as of April
                           30, 1997 and for the Year Ended April 30, 1997
                  Unaudited Pro Forma Combined Balance Sheet as of April 30,
                           1997
                  Unaudited Pro Forma Combined Statement of Operations for the
                           Year Ended April 30, 1997
                  Notes to Unaudited Pro Forma Combined Financial Information

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Partners Capital Group



         We have audited the accompanying balance sheets of Partners Capital Group as of December 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Partners Capital Group as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Friar, Harper & Arendt L.L.P.


Walnut Creek, California
July 8, 1997

                             Partners Capital Group
                                 Balance Sheets
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------

                                     Assets

                                                            1996             1995
                                                        ------------     ------------
Cash                                                    $    211,841     $    486,669

Receivables:
    Trade                                                    293,907           99,530
    Due from affiliated companies                            173,904          110,890
    Stockholders                                             654,590          129,046
                                                        ------------     ------------

                                                           1,122,401          339,466
                                                        ------------     ------------

Equipment held for resale                                    391,131          105,643
Net investment in direct financing leases                 27,101,924       22,827,786
Residual interests in remarketed lease transactions          970,150        1,272,311
Indirect leasing costs                                       355,462          186,975

Equipment on operating leases                              9,686,183        7,345,460
Accumulated depreciation and amortization of
    equipment on operating leases                         (3,342,623)      (1,350,538)
                                                        ------------     ------------

                                                           6,343,560        5,994,922
                                                        ------------     ------------

Property and equipment used in operations                    419,659          251,330
    Less:  accumulated depreciation and amortization        (134,704)         (92,758)
                                                        ------------     ------------

                                                             284,955          158,572
                                                        ------------     ------------

Deposits                                                       2,629           10,629
Prepaid expenses                                               5,833              --

Investments:
    Purchased residual interests                              10,000           25,000
    Mineral Rights                                               --            84,794
                                                        ------------     ------------
                                                              10,000          109,794
                                                        ------------     ------------

                                                        $ 36,799,886     $ 31,492,767
                                                        ============     ============



                                   (Continued)

                             Partners Capital Group
                           Balance Sheets (Continued)
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------



                      Liabilities and Stockholders' Equity


                                                            1996             1995
                                                        ------------     ------------
Notes payable to bank                                   $  1,657,077     $    371,457

Non-recourse debt                                         30,935,172       28,468,123

Accounts payable and accrued expenses                      1,262,094          140,914

Due to affiliate                                               2,960              --

Deferred income taxes                                      1,300,000          826,689
                                                        ------------     ------------

           Total Liabilities                              35,157,303       29,807,183
                                                        ------------     ------------

Stockholders' Equity:

    Common stock, no par value; 100,000 shares
        authorized; 12,000 shares issued and outstanding     200,000          200,000

    Retained Earnings                                      1,442,583        1,485,584
                                                        ------------     ------------

           Total Stockholders' Equity                      1,642,583        1,685,584
                                                        ------------     ------------

                                                        $ 36,799,886     $ 31,492,767
                                                        ============     ============













                 See Accompanying Notes to Financial Statements

                             Partners Capital Group
                   Statements of Income and Retained Earnings
                     Years Ended December 31, 1996 and 1995
--------------------------------------------------------------------------------

                                                            1996             1995
                                                        ------------     ------------
Revenues:
    Income from direct financing leases                 $  2,658,012     $  2,670,594
    Rentals from operating leases                          4,615,172        1,756,114
    Revenue generated from investment in purchased
        residual interests                                   326,092          168,563
    Present value increases of residual interests on
        remarketed leases                                     94,387            6,735
    Equipment sales, rental revenues and other             5,229,674          904,123
                                                        ------------     ------------
           Total Revenues                                 12,923,337        5,506,129
                                                        ------------     ------------

Operating Expenses:
    Officers' salaries                                     1,583,750          390,000
    Salaries and commissions                               1,506,813          731,946
    Depreciation and amortization                          3,440,253        1,364,532
    Interest                                               2,678,556        1,710,316
    Cost of equipment sold                                 1,711,365          126,054
    Payroll taxes and employee benefits                      292,718           85,434
    Travel and entertainment                                 251,853          137,141
    Legal and accounting                                     181,949           56,463
    Rent                                                     151,574           93,757
    Freight, postage and shipping                            144,973           13,951
    Telephone and utilities                                   98,998           34,954
    Insurance                                                 61,297            3,127
    Outside services                                          55,335            6,927
    Bad debt expense                                          50,000             --
    Office supplies                                           47,372           11,582
    Repairs and maintenance                                   36,136            7,414
    Equipment rental                                          25,447           12,238
    Dues and subscriptions                                    23,785            9,986
    Taxes and license                                          4,726            2,799
    Office and other                                         123,473           14,076
                                                        ------------     ------------
           Total Operating Expenses                       12,470,373        4,812,697
                                                        ------------     ------------

           Income Before Income Taxes                        452,964          693,432
                                                        ------------     ------------
Income Taxes:
    Current                                                   22,654             --
    Deferred                                                 473,311          270,000
                                                        ------------     ------------
                                                             495,965          270,000
                                                        ------------     ------------
           Net Income (Loss)                                 (43,001)         423,432

Retained Earnings, Beginning of Year                       1,485,584        1,062,152
                                                        ------------     ------------

Retained Earnings, End of Year                          $  1,442,583     $  1,485,584
                                                        ============     ============

                 See Accompanying Notes to Financial Statements

                             Partners Capital Group
                            Statements of Cash Flows
                     Years Ended December 31, 1996 and 1995

--------------------------------------------------------------------------------


                                                                      1996           1995
                                                                  -----------     -----------
Cash Flows From Operating Activities:

    Net Income (Loss)                                             $   (43,001)    $   423,432
                                                                  -----------     -----------

    Adjustments to reconcile net income (loss) to net cash used in operating activities:

        Depreciation and amortization                               3,440,253       1,364,532
        Deferred income taxes                                         473,311         270,000

        Changes in assets and liabilities:
           Receivables                                               (782,935)        (74,284)
           Equipment held for resale                                 (285,488)         87,357
           Net investment in direct financing leases               (4,274,138)     (2,783,572)
           Residual interests in remarketed lease transactions        302,161          (6,735)
           Indirect leasing costs                                    (168,487)        (42,725)
           Equipment on operating leases                           (3,746,945)     (6,353,880)
           Deposits and investments                                   107,794          31,897
           Prepaid expenses                                            (5,833)           (850)
           Accounts payable and accrued expenses                    1,121,180         (76,069)
           Due to affiliates                                            2,960        (139,650)
                                                                  -----------     -----------

               Total Adjustments                                   (3,816,167)     (7,723,979)
                                                                  -----------     -----------

               Net Cash Used in Operating Activities               (3,859,168)     (7,300,547)
                                                                  -----------     -----------

Cash Flows From Investing Activities:

        Acquisition of property and equipment                        (168,329)         (2,546)
                                                                  -----------     -----------







                                   (Continued)

                             Partners Capital Group
                      Statements of Cash Flows (Continued)
                     Years Ended December 31, 1996 and 1995

--------------------------------------------------------------------------------


                                                                      1996           1995
                                                                  -----------     -----------
Cash Flows From Financing Activities:

        Proceeds from notes payable to bank                       $ 1,547,704     $   199,678
        Repayments of notes payable to bank                          (262,084)       (321,321)
        Proceeds from non-recourse debt                            13,131,455      17,034,419
        Principal payments on non-recourse debt                   (10,664,406)     (9,160,893)
                                                                  -----------     -----------

               Net Cash Provided by Financing Activities            3,752,669       7,751,883
                                                                  -----------     -----------

Net (Decrease) Increase in Cash                                      (274,828)        448,790

Cash, Beginning of Year                                               486,669          37,879
                                                                  -----------     -----------

Cash, End of Year                                                 $   211,841     $   486,669
                                                                  ===========     ===========



















                 See Accompanying Notes to Financial Statements

                             Partners Capital Group
                        Notes to the Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------

1.     Summary of Significant Accounting Policies

       Nature of the Business

       Partners Capital Group (Partners) is a California corporation which commenced operations in 1992. Partners leases data processing equipment and remarkets leasing transactions of data processing equipment.

       Risks and Uncertainties

       The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

       Cash and Equivalents

       For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties, and certificates of deposit with original maturities of 90 days or less to be cash or cash equivalents

       Operating Cycle

       Partners' leases typically range from 3 to 5 years. Accordingly, the assets and liabilities are not classified as current and non-current since Partners' operating cycle is in excess of one year.

       Determination of Gross Residual Interests

       The unguaranteed gross residual interests of equipment on direct financing leases, operating leases, and remarketed lease transactions are determined by assessing the technical and economic life of the equipment in relation to the length of the lease. The estimated gross residual interests are periodically reassessed to account for potential fluctuations in residual values. Reassessment procedures include independent appraisals, evaluation of new technological developments, and comparison of remaining estimated residual interests with residual values of leases which terminated during the current period.

       Direct Financing Leases

       Leases meeting the criteria for capitalization in accordance with Statement of Financial Accounting Standards Number 13 are classified as direct financing leases. For direct financing leases, the sum of the minimum lease payments and the unguaranteed residual value is recorded as the gross investment in the lease. The difference between the gross investment and the cost of the leased property is recorded as unearned income. Income is recognized over the life of the lease using the interest method.

                             Partners Capital Group
                        Notes to the Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------


1.     Summary of Significant Accounting Policies (Continued)

       Operating Leases

       Leases not meeting the criteria for capitalization are classified as operating leases. For operating leases, lease payments are recognized as rental revenue on a straight-line basis over the life of the lease. Depreciation expense on equipment under operating leases is recorded over the lease term. The amount subject to depreciation is the total cost of the leased asset less the expected gross residual value at the end of the lease.

       Residual Interests in Remarketed Lease Transactions

       In certain instances, Partners will act as a lease intermediary, or will sell the ownership rights of a lease. Typically, in connection with such transactions, Partners retains a percentage interest in the residual value at the end of the lease. These residual interests are recorded at the present value of Partner's portion of the estimated gross residual value at the end of the lease.

       Indirect Leasing Costs

       Indirect costs incurred in connection with leasing transactions, such as commissions and certain salaries, are capitalized and amortized over the lease period.

       Property and Equipment Used in Operations

       Property and equipment used in operations is carried at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is charged to expense as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is recognized in operations for the period.

       Purchased Residual Interests

       During 1993, Partners purchased a one-third interest in the residual values of a lessor's portfolio. The purchase of the residual interests are recorded at the lower of cost or net realizable value. The total cost was allocated to the specific leases on a pro-rata basis after considering the estimated profitability of each residual. The cost assigned to the residual interest is removed from the investment balance when a lease terminates and Partners realizes its residual return.

                             Partners Capital Group
                        Notes to the Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------

1.     Summary of Significant Accounting Policies (Continued)

       Income Taxes

       The Company accounts for income taxes in accordance with FASB Statement No. 109, "Accounting for Income Taxes", which requires the use of the "asset and liability method" of accounting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. The major differences relate to the treatment of direct financing leases and residual values on remarketed transactions. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

       Partners has a federal income tax loss carryforward for tax return purposes in excess of $7,800,000. These loss carryforwards expire in various amounts through 2011.

       The current year tax exceeds the normal effective tax rate since management feels that when the deferred income is realized it will be at a higher tax rate than initially anticipated.


       Reclassification

       Certain reclassifications, not affecting net income, were made to prior year balances to bring them into conformity with the current year presentation.


2.     Transactions with Related Parties

       Certain stockholders of Partners are stockholders in Peripheral Remarketing, Inc. (PRI), a company that brokers and remarkets mainframe and peripheral computer equipment. During the year ended December 31, 1995, Partners leased approximately $680,000 of PRI equipment to third parties. Partners received commissions from PRI totalling approximately $59,000 in 1995 in connection with the leasing of PRI equipment. Effective May 1, 1996, Partners acquired approximately $100,000 of inventory and approximately $40,000 of furniture and fixtures from PRI in addition to all future business.

       The stockholders of Partners are also stockholders in Partners Resources, Inc. and On*Guard Disaster Recovery, companies that provide disaster recovery, data processing services and facilities management. The due from affiliated companies balances of $173,904 at December 31, 1996 and $110,890 at December 31, 1995 primarily relate to working capital advances to, and unpaid commissions from, these companies.

                             Partners Capital Group
                        Notes to the Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------

2.     Transactions with Related Parties (Continued)

       Partners leases a Scottsdale, Arizona office facility from a real estate LLC owned by the Company's stockholders under a long-term non-cancellable operating lease that calls for monthly payments of $3,817 through February, 2004.

       Partners had a $700,000 overdraft to Partners Resources at December 31, 1996. This amount is included in accounts payable and accrued expenses. The overdraft was funded immediately subsequent to year-end.

       Included in receivables are approximately $650,000 and $125,000 of stockholder advances at December 31, 1996 and 1995.


3.     Property and Equipment

       Property and equipment consists of the following:

                                                                             Useful
                                                  1996          1995          Lives
                                                --------     ---------      ----------
              Equipment                         $ 96,334     $  76,644      5    years
              Leasehold improvements             198,947       174,686      10   years
              Computer software                   74,788          --        5    years
              Furniture and fixtures              49,590          --        5-10 years
                                                --------     ---------

                                                $419,659     $ 251,330
                                                ========     =========


       Depreciation and amortization expense charged to operations was $3,440,253 and $1,364,532 for the years ended December 31, 1996 and 1995, respectively.


4.     Net Investment in Direct Financing Leases

       The components of the net investment in direct financing leases are as follows:

                                                        1996             1995
                                                    ------------     ------------
Minimum lease payments receivable                   $ 29,228,875     $ 25,618,133
Unguaranteed residual values of leased equipment       3,643,872        3,184,342
Unearned Income                                       (5,770,823)      (5,974,689)
                                                    ------------     ------------

Net investment in direct financing leases           $ 27,101,924     $ 22,827,786
                                                    ============     ============


                             Partners Capital Group
                        Notes to the Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------


4.     Net Investment in Direct Financing Leases (Continued)

       The following is a summary by year of the future minimum lease payments receivable from direct financing leases:

                       Year Ending
                       December 31,
                           1997                                    $  9,149,958
                           1998                                       7,130,333
                           1999                                       6,297,880
                           2000                                       5,299,973
                           2001                                       1,259,648
                           2002                                          91,083
                                                                   ------------

       Total minimum future lease payments receivable              $ 29,228,875
                                                                   ============

       The minimum lease payments receivable for all direct financing leases are assigned to lenders as security for non-recourse debt (see Note 8).


5.     Rentals Under Operating Leases

       The following is a summary by year of the minimum future rentals on noncancellable operating leases as of December 31, 1996:

                  Year Ending
                  December 31,
                      1997                                         $  3,742,988
                      1998                                            2,121,681
                      1999                                              453,370
                      2000                                               25,260
                                                                   ------------

       Total minimum future rentals                                $  6,343,299
                                                                   ============

       All of the above future rentals have been assigned to lenders in connection with the repayment of non-recourse debt (see Note 8).

                             Partners Capital Group
                        Notes to the Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------

6.     Mineral Rights

       In connection with the default of a note receivable, the Company received mineral rights. The mineral rights are recorded at the value of the corresponding defaulted receivable. Partners' management has obtained geological studies that indicate that the net profit from the mineral rights could significantly exceed the recorded value.

       During the year ended December 31, 1996, the mineral rights were distributed to the stockholders.


7.     Notes Payable

                                                                                        1996             1995
                                                                                        ----             ----
       The Company has a bank line of credit that provides for maximum borrowings of $2,000,000 at an interest rate of prime plus 2-1/2%. The credit line, which expired in June 1997, is secured by receivables and all equipment and is personally guaranteed by the Company's
       stockholders.  The line of credit is in the process of being renewed.         $1,392,460       $     --

       In 1995, the Company entered into a financing agreement with a commercial lender for credit facilities of approximately $5,000,000. These credit facilities are for interim lease financing, long-term non-recourse lease financing and residual financing. Under the terms of the residual financing credit facility, Partners may only use loan proceeds to fund financing shortfalls on new leases. Borrowings under this credit facility are limited to the estimated proceeds to be realized from lease residuals
       during the next twelve months. Interest is at prime plus 2%.                     109,373           371,457

       The notes payable balance at December 31, 1996 of $155,244 represents borrowings under the residual financing credit facility from a bank entered into June, 1996. The notes are secured by certain residual interests. These notes will be paid with the proceeds from the secured residual interests, which are expected to be realized within the next 12 months. Interest on this credit facility is prime plus 2-1/2%, payable
       monthly.                                                                         155,244               --
                                                                                     ----------          --------
                                                                                     $1,657,077          $371,457
                                                                                     ==========          ========

                             Partners Capital Group
                        Notes to the Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------






8.     Non-Recourse Debt

       At December 31, 1996 and 1995 the non-recourse debt balances were $30,935,172 and $28,468,123, respectively. The substantial portion of proceeds from the issuance of non-recourse debt was used to purchase assets leased under direct financing and operating leases. The non-recourse financing, which bears interest at rates ranging from 7% to 9.5%, is secured by the assigned lease payments and the underlying leased property. The lenders receive lease payments directly from the lessees.

       The following is a summary of the future maturities of non-recourse debt:

       Year ending         Debt Relating to Direct        Debt Relating to
       December 31,           Financing Leases            Operating Leases           Total
       ------------        -----------------------        ----------------        -----------
           1997                  $  7,368,902                $3,345,198           $10,714,100
           1998                     5,953,347                 1,977,439             7,930,786
           1999                     5,550,842                   437,641             5,988,483
           2000                     4,979,544                    24,158             5,003,702
           2001                     1,206,188                      --               1,206,188
         Thereafter                    91,913                      --                  91,913
                                 ------------                ----------           -----------

                                 $ 25,150,736                $5,784,436           $30,935,172
                                 ============                ==========           ===========


9.     Stockholders Agreement

       Partners has agreements with its stockholders which restrict the transfer of stock in certain circumstances and grant Partners and then the other stockholders right of first refusal to purchase any stock offered for sale, and grant Partners and then the other stockholders an option to purchase stock in the event of the death of either stockholder.

                             Partners Capital Group
                        Notes to the Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------




10.    Supplemental Cash Flow Disclosures

       Approximate cash payments for:

                                                 1996                  1995
                                             ------------           ----------
            - Income Taxes                   $      3,000           $    4,000
                                             ============           ==========

            - Interest                       $  2,678,000           $1,710,000
                                             ============           ==========


11.    Subsequent Events

       In July, 1997 Partners Capital Group was acquired by a publicly-held company.

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Partners Resources, Inc.




         We have audited the accompanying balance sheets of Partners Resources, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Partners Resources, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Friar, Harper & Arendt L.L.P.



Walnut Creek, California
July 8 1997

                            Partners Resources, Inc.
                                 Balance Sheets
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------



                                     Assets

                                                               1996            1995
                                                            -----------     -----------
Current Assets:

    Cash                                                    $   590,681     $   129,550

    Cash - restricted                                              --           130,248

    Receivables:
        Trade, less allowance for doubtful accounts
           of $40,000 in 1996                                 1,550,959         609,907
        Affiliated companies                                       --           145,007
        Stockholders                                             44,569          86,357
                                                            -----------     -----------

                                                              1,595,528         841,271
                                                            -----------     -----------

    Prepaid software license fees                               197,864         112,258

    Other prepaid expenses                                        7,158           8,000
                                                            -----------     -----------

        Total Current Assets                                  2,391,231       1,221,327
                                                            -----------     -----------

Property and Equipment                                        6,045,216       5,876,705
    Less: accumulated depreciation and amortization          (1,670,450)       (433,004)
                                                            -----------     -----------

                                                              4,374,766       5,443,701
                                                            -----------     -----------

Other Assets:

    Loan fees and negotiation costs, net of amortization        124,180         139,741
    Other                                                         5,062           4,625
                                                            -----------     -----------

                                                                129,242         144,366
                                                            -----------     -----------

                                                            $ 6,895,239     $ 6,809,394
                                                            ===========     ===========




                                   (Continued)

                            Partners Resources, Inc.
                           Balance Sheets (Continued)
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------

                      Liabilities and Stockholders' Deficit

                                                                      1996            1995
                                                                   -----------     -----------
Current Liabilities:

    Note payable to bank                                           $   250,000     $      --

    Current maturities of long-term debt                             1,417,955       1,146,643

    Notes payable to affiliate's profit-sharing retirement plan        585,000         585,000

    Accounts payable and accrued expenses                            1,115,656         150,032

    Accrued interest to affiliate's profit-sharing retirement
        plan and stockholders                                          210,333         179,551

    Due to affiliates                                                  873,904         102,399

    Deferred revenue                                                 1,884,265       1,116,860

    Customer deposits                                                     --           108,246
                                                                   -----------     -----------

           Total Current Liabilities                                 6,337,113       3,388,731

Long-Term Debt                                                       3,580,493       4,126,612

Notes Payable to Stockholders                                             --           100,000
                                                                   -----------     -----------

           Total Liabilities                                         9,917,606       7,615,343
                                                                   -----------     -----------

Stockholders' Deficit:

    Common stock, no par value; 1,000,000 shares authorized;
        4,000 shares issued and outstanding                              5,000           5,000
    Additional paid-in capital                                         300,000         100,000
    Accumulated deficit                                             (3,327,367)       (910,949)
                                                                   -----------     -----------

           Total Stockholders' Deficit                              (3,022,367)       (805,949)
                                                                   -----------     -----------

                                                                   $ 6,895,239     $ 6,809,394
                                                                   ===========     ===========


                 See Accompanying Notes to Financial Statements

                            Partners Resources, Inc.
                            Statements of Operations
                     Years Ended December 31, 1996 and 1995
--------------------------------------------------------------------------------

                                                        1996            1995
                                                     ------------    -----------
Revenues                                             $ 7,756,994     $ 3,314,442
                                                     -----------     -----------

Operating Expenses:
    Salaries                                           1,998,244         680,987
    Software licenses                                  1,537,925         626,866
    Depreciation and amortization                      1,260,365         356,438
    Equipment rentals                                    777,005         769,769
    Outside services                                     615,955          63,821
    Hardware maintenance                                 328,651            --
    Payroll taxes and benefits                           328,432         230,737
    Service contract                                     278,001          86,538
    Professional fees                                    230,000          36,684
    Building rent                                        201,243         108,747
    Utilities                                            195,578          71,527
    Travel and promotion                                 186,573          31,518
    Telephone and pagers                                 171,933          80,624
    Commissions                                          154,294          45,453
    Cost of equipment sold                               142,094          30,000
    Disaster recovery                                    102,000            --
    Computer supplies                                     98,734           6,870
    Postage and delivery                                  80,936           6,024
    Repairs and maintenance                               49,662          66,170
    Bad debt expense                                      40,000            --
    Taxes and licenses                                    17,276          44,405
    Insurance                                             12,131          50,863
    Office and other                                      40,554          61,746
                                                     -----------     -----------

        Total Operating Expenses                       8,847,586       3,455,787
                                                     -----------     -----------

        Operating Loss                                (1,090,592)       (141,345)
                                                     -----------     -----------

Other Income (Expense):
    Interest expense                                    (584,498)       (113,969)
    Interest income                                        1,043            --
    Closure of Louisiana bank processing division       (742,371)           --
                                                     -----------     -----------

                                                      (1,325,826)       (113,969)
                                                     -----------     -----------

        Net Loss                                     $(2,416,418)    $  (255,314)
                                                     ===========     ===========

                 See Accompanying Notes to Financial Statements

                            Partners Resources, Inc.
                       Statements of Stockholders' Deficit
                     Years Ended December 31, 1996 and 1995
--------------------------------------------------------------------------------





                                 Common Stock    Additional
                               ----------------    Paid-in     Accumulated
                               Shares    Amount    Capital       Deficit          Total
                               ------    ------  ----------    -----------     -----------
Balance, January 1, 1995        4,000    $5,000    $   --      $  (655,635)    $  (650,635)


Conversion of notes
    payable to equity            --        --       100,000           --           100,000


Net Loss                         --        --          --         (255,314)       (255,314)
                                -----    ------    --------    -----------     -----------


Balance, December 31, 1995      4,000     5,000     100,000       (910,949)       (805,949)


Contribution of Capital          --        --       200,000           --           200,000


Net Loss                         --        --          --       (2,416,418)     (2,416,418)
                                -----    ------    --------    -----------     -----------


Balance, December 31, 1996      4,000    $5,000    $300,000    $(3,327,367)    $(3,022,367)
                                =====    ======    ========    ===========     ===========








                 See Accompanying Notes to Financial Statements

                            Partners Resources, Inc.
                            Statements of Cash Flows
                     Years Ended December 31, 1996 and 1995
--------------------------------------------------------------------------------



                                                                         1996           1995
                                                                      -----------     ---------

Cash Flows From Operating Activities:

    Net Loss                                                          $(2,416,418)    $(255,314)
                                                                      -----------     ---------

    Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

        Depreciation and amortization                                   1,260,365       356,438
        Proceeds from disposition of property and
           equipment                                                      391,000          --

        Changes in assets and liabilities:

           Cash - restricted                                              130,248      (130,248)
           Receivables                                                   (754,257)      (99,635)
           Prepaid software license fees                                  (85,606)     (112,258)
           Other prepaid expenses                                             842        (6,682)
           Other assets                                                    96,874      (126,266)
           Accounts payable and accrued expenses                          965,624      (244,497)
           Accrued interest to affiliate's profit sharing
               retirement plan and stockholders                            30,782        85,816
           Due to affiliates                                              771,505      (117,520)
           Deferred revenue                                               767,405       (71,395)
           Customer deposits                                             (108,246)      108,246
                                                                      -----------     ---------

               Total Adjustments                                        3,466,536      (358,001)
                                                                      -----------     ---------

               Net Cash Provided by (Used in) Operating Activities      1,050,118      (613,315)
                                                                      -----------     ---------

Cash Flows From Investing Activities:

    Acquisition of property and equipment                                (219,456)     (195,252)
                                                                      -----------     ---------





                                   (Continued)

                            Partners Resources, Inc.
                      Statements of Cash Flows (Continued)
                     Years Ended December 31, 1996 and 1995
--------------------------------------------------------------------------------


                                                               1996           1995
                                                           -----------     ----------
Cash Flows From Financing Activities:

    Net increase in note payable to bank                   $   250,000     $    --
    Principal payments on long-term debt                    (1,274,807)         --
    Proceeds from long-term debt                               555,276       987,818
    Principal payments on notes payable to stockholders       (100,000)      (50,000)
    Contributions of capital                                   200,000          --
                                                           -----------     ---------

               Net Cash Provided by (Used in) Financing
                  Activities                                  (369,531)      937,818
                                                           -----------     ---------

Net Increase in Cash                                           461,131       129,251

Cash, Beginning of Year                                        129,550           299
                                                           -----------     ---------

Cash, End of Year                                          $   590,681     $ 129,550
                                                           ===========     =========














                 See Accompanying Notes to Financial Statements

                            Partners Resources, Inc.
                          Notes to Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------



1.     Summary of Significant Accounting Policies

       Principles of Combination

       The financial statements include the accounts of Partners Resources, Inc. (Resources), an Arizona corporation formed in September, 1994 and Recovery International Ltd. (Recovery), a Delaware corporation which commenced operations in December, 1993 (collectively referred to as the Company). These companies have common ownership and management. All material intercompany accounts and transactions have been eliminated in combination.

       Effective March 1996, Recovery merged into Partners Resources, Inc. and became one company.

       Nature of the Business

       The Company provides data processing, computer outsourcing, data center facilities management services and disaster recovery services.

       Risks and Uncertainties

       The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

       Cash and Equivalents

       For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties, and certificates of deposit with original maturities of 90 days or less to be cash or cash equivalents

       Property and Equipment

       Property and equipment is carried at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is charged to expense as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is recognized in operations for the period.

                            Partners Resources, Inc.
                          Notes to Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------



1.     Summary of Significant Accounting Policies (Continued)

       Certain customer contracts require specialized software. Computer software purchased under long-term licenses is capitalized and amortized over the estimated useful lives of the contracts which are primarily one year or less.

       Revenue Recognition

       Revenue is recognized as it is earned over the life of the related service contract. Revenues billed but not earned are included in deferred revenue.

       Income Taxes

       The Company is an S Corporation. Under the applicable provisions of the Internal Revenue Code, the stockholders of S Corporations report the income and certain other tax attributes on their individual federal and state income tax returns. Accordingly, no income tax is applied on taxable income earned by the Company.

       Reclassification

       Certain reclassifications, not affecting net income, were made to prior year balances to bring them into conformity with the current year presentation.


2.     Concentration of Business Risks

       Major Customers

       For the years ended December 31, 1996 and 1995 approximately $5.9 million and $2.0 million of revenues, which represented approximately 75% and 60%, respectively of Partners revenues were from three major customers.

       Deferred Revenue

       Since the Company has been incurring losses from inception, significant amounts of future revenues have been used to fund current operations. Deferred revenues were $1,884,265 and $1,116,860 at December 31, 1996 and 1995, respectively.

                            Partners Resources, Inc.
                          Notes to Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------

3.     Related Party Transactions

       Certain stockholders in the Company are stockholders in Peripheral Remarketing, Inc. (PRI), a company that brokers and remarkets mainframe and peripheral computer equipment. The stockholders of the Company also own Partners Capital Group (Partners), a company that leases mainframe and peripheral computer equipment; On*Guard Disaster Recovery, Inc. (On*Guard), a company that provides disaster recovery services; and various real estate LLC's which own and rent the Scottsdale, Arizona facilities to the Company.

       The Company leases computer equipment used to perform disaster recovery and outsourcing services from PRI and Partners and leases its Arizona facilities from various stockholder owned real estate LLC's (See Note
       12). Rental expense on these related party leases was $623,001 in 1996 and $743,977 in 1995.

       The Company has contracted with On*Guard to provide disaster recovery services (See Note 5).

       The Company has a note payable to PRI's profit-sharing retirement plan (See Note 9).

       Included in receivables are $44,569 and $86,357 of stockholder advances at December 31, 1996 and 1995.

       See Note 10 for detail of notes payable to stockholders.

                                                             1996        1995              Purpose
                                                          ----------    --------    -----------------------
       Summary of receivable from affiliated companies:

           PRI                                            $     --      $137,827    Net Working Capital
                                                                                       Advances
           On*Guard                                             --         7,180    Rent/Operating Expenses
                                                          ----------    --------
                                                          $     --      $145,007
                                                          ==========    ========
       Summary of due to affiliates:

           Partners                                       $  173,904    $102,399    Net Working Capital
                                                                                       Advances

           Spencer, Young, Fulton and                        700,000         --     Short-Term Loan which
             Hirschey Partnership                         ----------    --------       was paid back subsequent
                                                                                       to year-end
                                                          $  873,904    $102,399
                                                          ==========    ========

                            Partners Resources, Inc.
                          Notes to Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------





4.     Closure of a Division

       In August 1996, the Company acquired a bank data processing center in Louisiana. Since the acquisition, the Company has experienced significant losses and therefore is in the process of closing down this division. In connection with this close down, the Company has written off $667,371 of assets related to this division and has accrued $75,000 of other closure expense.


5.     Facilities Management

       Effective October 1, 1995, the Company commenced mainframe facility management services for Honeywell, Incorporated (Honeywell). The terms of the five year agreement called for the Company to receive monthly facility management revenues of $264,312 for the first nine months of the agreement and $269,457 per month thereafter. In connection with the contract, the Company was required to purchase $1,971,437 of equipment from Honeywell. The purchase price of the equipment was based on Honeywell's book value at the time of the agreement. The Company was also required to purchase $2,314,000 of software from Unisys.

       As part of the facilities management services, the Company has contracted with Xerox to manage copier and other document services. The terms of the agreement call for the Company to make base monthly payments of $9,575 through September, 2000.

       Additionally, the Company has contracted with On*Guard to provide disaster recovery services for the management facilities. The terms of the agreement call for the Company to make monthly payments of $8,000 through September, 2000.

       In 1995, the Company obtained a $5,273,255 loan to finance the equipment additions, software purchases and provide working capital for the project (See Note 8).

       In connection with the facilities management contract and the related debt acquisition, the Company incurred loan fees which are amortized over the four year loan and legal and other negotiation costs that are amortized over the five year contract. These net amounts total $124,180 at December 31, 1996 and $139,741 at December 31, 1995.

                            Partners Resources, Inc.
                          Notes to Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------




6.     Property and Equipment

       Property and equipment consisted of the following:

                                                                                     Useful
                                                    1996             1995            Lives
                                                 ----------       ----------      ------------
             Equipment                           $2,883,541       $3,250,144      5 - 20 years
             Computer software                    2,846,266        2,388,186      3 - 10 years
             Leasehold improvements                 219,710          188,831      5      years
             Furniture and fixtures                  95,699           49,544      5 - 10 years
                                                -----------       ----------

                                                 $6,045,216       $5,876,705
                                                 ==========       ==========

       Depreciation and amortization expense charged to operations was $1,260,365 and $356,438 for the years ended December 31, 1996 and 1995, respectively.


7.     Note Payable to Bank

       The Company has a $250,000 revolving line of credit which expires July, 1997. The line of credit bears interest at the lender's base rate plus 2-1/2% and is secured by various assets and personally guaranteed by the stockholders.


8.     Long-Term Debt

                                                                                        1996           1995
                                                                                     ----------      --------
       Long-term debt consists of the following:

         $1,000,000 term loan payable to bank in monthly principal and interest installments of $21,026 beginning October, 1996 through September,
         2001. Interest is at the lender's base rate plus 2.5%. The loan is secured by various assets and is personally guaranteed
         by the stockholders.                                                        $  958,824      $    --


                            Partners Resources, Inc.
                          Notes to Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------


8.     Long-Term Debt (Continued)

         In October, 1995, the Company obtained a loan in the amount of
         $5,273,255 in connection with the Honeywell Facilities Management
         Project (See Note 5). The loan calls for monthly payments of $130,248 including interest at 9%. The lender receives payment directly from
         Honeywell. This loan is secured by the proceeds from the Honeywell contract and by the equipment and software acquired with the loan proceeds. The lender required that the Company place $130,248 (one payment) in escrow until July, 1996. The amount was reflected in the
         balance sheet as restricted cash at December 31, 1995.                         4,039,624       5,273,255
                                                                                       ----------      ----------

                                                                                        4,998,448       5,273,255
         Less:  current maturities                                                     (1,417,955)     (1,146,643)
                                                                                       ----------      ----------

                                                                                       $3,580,493      $4,126,612
                                                                                       ==========      ==========

       Future annual principal payments for long-term debt are as follows:

                       Year Ending
                       December 31,
                       ------------
                           1997                                  $1,417,955
                           1998                                   1,551,975
                           1999                                   1,625,029
                           2000                                     223,227
                           2001                                     180,262
                                                                 ----------

                                                                 $4,998,448
                                                                 ==========


9.     Notes Payable to Affiliate's Profit-Sharing Retirement Plan

       At December 31, 1996 and 1995, the Company had demand notes payable to PRI's profit-sharing retirement plan totaling $585,000. These loans have been outstanding since 1992. These notes, which bear interest at 10%, are secured by property and equipment and are personally guaranteed by the Company's stockholders.

                            Partners Resources, Inc.
                          Notes to Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------

9.     Notes Payable to Affiliate's Profit-Sharing Retirement Plan (Continued)

       Annual interest expense was $78,231 in 1996 and $70,816 in 1995. Accrued interest on these notes was $210,333 and $162,102 at December 31, 1996 and 1995, respectively.


10.    Notes Payable to Stockholders

       The Company had unsecured demand notes payable to stockholders of $100,000 at December 31, 1995. Interest expense was $17,449 in 1995.


11.    Contract Revenues

       At December 31, 1996, the Company had signed contracts for data processing and facilities management and disaster recover services which provide for the following annual revenues:

                  Year Ending
                  December 31,                                      Total
                  ------------                                   ------------
                      1997                                       $  7,417,838
                      1998                                          7,107,228
                      1999                                          6,017,292
                      2000                                          4,289,201
                      2001                                            582,140
                                                                 ------------

         Total minimum future revenues                            $25,413,699
                                                                  ===========

       In some instances, the Company bills annual service contracts in advance. At December 31, 1996 and 1995, the deferred revenue relating to such billings and collections was $1,884,265 and $1,116,860, respectively.

       Effective January 1, 1997, the Company (acting as a subcontractor for a division of IBM) commenced processing services for a county government in the eastern United States. Under the terms of the subcontracting agreement, the Company was to recognize a total of $10,050,000 of revenue over a 38 month term. The union representing the displaced workers has legally disputed the contract between IBM and the county government. Current legal proceeding indicated that it is likely that the contract will be voided. The Company is performing processing services for the county under an informal agreement with IBM. There exists a possibility that IBM will reach a settlement with the union, and the Company will continue to perform processing services under a modified contract. The revenues from this contract are not included in the minimum future revenues above.

                            Partners Resources, Inc.
                          Notes to Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------




12.    Leases

       The Company leases its Scottsdale, Arizona facilities from various stockholder owned LLC's under a long-term non-cancelable operating lease that calls for total monthly payments of $12,034 through 2004.

       The Company leases computer equipment from PRI and Partners under non-cancelable operating leases that call for aggregate monthly payments of approximately $39,000 through December 1997, and is reduced to approximately $22,000 through September, 1999.

       Future minimum lease payments for long-term operating leases are as follows:

                                                                                     Computer
                  Year Ending                                   Building            Equipment
                  December 31,                                   Leases               Leases
                  ------------                                 ----------           ---------
                      1997                                     $  144,402            $466,740
                      1998                                        144,402             264,096
                      1999                                        144,402             198,072
                      2000                                        144,402                --
                      2001                                        144,402                --
                   Thereafter                                     542,003                --
                                                               ----------            --------

       Total minimum future lease payments                     $1,264,013            $928,908
                                                               ==========            ========

       Rental expense relating to the long-term operating leases were $679,842 during the year ended December 31, 1996 and $708,322 during the year ended December 31, 1995.


13.    Stockholders Agreement

       The Company has agreements with its stockholders which restrict the transfer of stock in certain circumstances and grant the Company and then the other stockholders right of first refusal to purchase any stock offered for sale, and grant the Company and then the other stockholders an option to purchase stock in the event of the death of either stockholder.

                            Partners Resources, Inc.
                          Notes to Financial Statements
                           December 31, 1996 and 1995
--------------------------------------------------------------------------------




14.    Non-Cash Investing and Financing Activities

       In 1995, the stockholders of the Company converted $100,000 of notes payable into equity.

       In connection with the October 1, 1995 facilities management agreement, the Company financed the acquisition of $4,285,437 of computer hardware and software with long-term debt.

       In 1996, the Company acquired $362,974 of fixed assets and $81,750 of intangible assets using long-term debt financing.

       Approximate cash payments for:

                                                   1996                1995
                                                 --------            --------
            - Income Taxes                       $    -0-            $    -0-
                                                 ========            ========
            - Interest                           $550,000            $100,000
                                                 ========            ========


15.    Subsequent Events

       In July, 1997 Partners Resources, Inc. was acquired by a publicly-held company which has the financial resources necessary to eliminate Partners Resources, Inc.'s liquidity problems.

               Unaudited Pro Forma Combined Financial Information
       As of April 30, 1997 and for the fiscal year ended April 30, 1997


                     SCB Computer Technology, Inc. (SCB) and
          Partners Resources, Inc. (PRI) and Partners Capital Group
                     (PCG) collectively Partners Group (PG)


The following unaudited pro forma combined financial information presents the pro forma effect of the acquisition of PG by SCB on SCB's historical financial position and results of operations using the purchase method of accounting in accordance with the provisions of Accounting Principles Board Opinion No. 16, and accordingly, the purchase price has been allocated to the net assets acquired based on historical information available to management and preliminary estimates of fair market value. PG's fiscal year ends December 31. In presenting the acquisition on a pro forma basis, PG's statements of operations for the twelve months ended April 30, 1997 were combined with SCB's statement of operations for the same period and such information is adjusted as if the acquisition had been consummated on May 1, 1996. The balance sheet as of April 30, 1997 is presented as if the acquisition had occurred on April 30, 1997. The pro forma combined financial information has been prepared and included as required by the rules and regulations of the Securities and Exchange Commission and does not purport to be indicative of the results that actually would have been obtained if the acquisition had been effected on the dates indicated or of the results which may be obtained in the future.

Results of operations for PG will be included in the consolidated results of operations in future statements from June 30, 1997, the date of the purchase acquisition.

                SCB Computer Technology, Inc. and Partners Group

                   Unaudited Pro Forma Combined Balance Sheet

                                                 HISTORICAL                              HISTORICAL
                                      ----------------------------------                -------------
                                         PARTNERS         PARTNERS         COMBINED      SCB COMPUTER                   PRO FORMA
                                      RESOURCES, INC.   CAPITAL GROUP   PARTNERS GROUP  TECHNOLOGY, INC.  PRO FORMA     COMBINED
                                      APRIL 30, 1997   APRIL 30, 1997   APRIL 30, 1997  APRIL 30, 1997   ADJUSTMENTS  APRIL 30, 1997
                                      ---------------------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents:
    Cash                                $    19,054    $     79,124    $     98,178    $    947,083   $                $  1,045,261
    Securities purchased under
      agreement                                                                             787,704                         787,704
   Marketable securities                                                                 10,080,000    (d)(6,000,000)     4,080,000

Accounts receivable:
   Trade                                  1,429,466         725,090       2,154,536      11,326,517                      13,481,053
   Related Parties                           11,929         678,340         690,269          12,018                         702,287
Other                                                                                         8,402                           8,402
Prepaid expenses                            295,552           2,549         298,101         307,287                         605,388
Inventory                                                   452,698         452,698          28,182                         480,880
Deferred federal and state income
  taxes                                                                                     231,663                         231,663
                                       --------------------------------------------------------------------------------------------
Total current assets                      1,755,981       1,937,801       3,693,782      23,728,856       (6,000,000)    21,422,638

Non-current assets

Operating leases:
   Equipment                                              8,264,692       8,264,692                                       8,264,692
   Accumulated depreciation                              (1,645,926)     (1,645,926)                                     (1,645,926)
                                       ---------------------------------------------------------------------------------------------
                                                          6,618,766       6,618,766                                       6,618,766

Net investment in direct financing
   leases                                                                26,637,090                                      26,637,090

Fixed assets:
   Buildings                                                                              1,348,293                       1,348,293
   Furniture, fixtures and equipment      6,416,846         485,966       6,902,812       1,813,920                       8,716,732
Accumulated depreciation                 (2,120,711)       (184,210)     (2,304,921)       (838,888)                     (3,143,809)
                                       ---------------------------------------------------------------------------------------------

   Land                                                                                     444,670                         444,670
                                       ---------------------------------------------------------------------------------------------
   Net fixed assets                       4,296,135         301,756       4,597,891       2,767,995                       7,365,886

Goodwill                                                                                  8,150,782    (b)16,657,964     24,808,746
Net investment in leases                                 26,637,090      26,637,090                                      26,637,090
Other                                       188,464          97,424         285,908         446,741                         732,649
                                       ---------------------------------------------------------------------------------------------
Total assets                            $ 6,240,600    $ 35,592,837    $ 41,833,437    $ 35,094,374   $   10,657,964   $ 87,585,775
                                       =============================================================================================



                SCB Computer Technology, Inc. and Partners Group

                   Unaudited Pro Forma Combined Balance Sheet


                                                      HISTORICAL                           HISTORICAL
                                         --------------------------------                ----------------
                                            PARTNERS     PARTNERS CAPITAL    COMBINED     SCB COMPUTER                  PRO FORMA
                                         RESOURCES, INC.    GROUP, INC.   PARTNERS GROUP TECHNOLOGY, INC.  PRO FORMA     COMBINED
                                         APRIL 30, 1997   APRIL 30, 1997  APRIL 30, 1997  APRIL 30, 1997  ADJUSTMENTS APRIL 30, 1997
                                         -------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable-trade                  $1,196,645      $   565,279     $ 1,761,924     $ 1,072,451     $            $ 2,834,375
   Accrued and withheld payroll taxes,
     insurance, and payroll deductions                                                         299,859                      299,859
   Accrued vacation                                                                            660,763                      660,763
   Other accrued expenses                     238,820                          238,820       1,007,102     (b)139,400     1,385,322
   Accrued federal and state income
     taxes                                    234,000                          234,000         149,941                      383,941
   Notes payable to bank                      250,000        1,846,716       2,096,716                                    2,096,716
   Current portion of LT debt               1,400,000                        1,400,000                                    1,400,000
   Deferred revenue                         1,506,024                        1,506,024                                    1,506,024
   Other liabilities                          966,614           17,960         984,374                                      984,374
                                         -------------------------------------------------------------------------------------------
Total current liabilities                   5,791,903        2,429,955       8,221,858       3,190,116        139,400    11,551,374

Long-term liabilities:
   Non-recourse debt                                        29,143,546      29,143,546                                   29,143,546
   Long-term debt                           3,230,883                        3,230,883                  (d)10,000,000    13,230,883
   Deferred federal and state income
     taxes                                                   1,755,714       1,755,714         270,761                    2,026,475
                                         -------------------------------------------------------------------------------------------

Total liabilities                           9,022,786       33,329,215      42,352,001       3,460,877     10,139,400    55,952,278

SHAREHOLDERS' EQUITY:
   Preferred stock, no par
     value-authorized 1,000,000
     shares, none issued
   Common stock-20,000,000 shares of
     $.01 par value authorized and
     11,217,066 shares issued and
     outstanding at April 30, 1997              5,000          200,000         205,000         112,170    (b)(205,000)      112,170
   Additional paid-in capital                 300,000                          300,000      23,812,193    (b)(300,000)   23,812,193
   Retained earnings (deficit)             (3,087,186)       2,063,622      (1,023,564)      7,709,134   (b)1,023,564     7,709,134
                                         -------------------------------------------------------------------------------------------
   Total shareholders' equity
     (deficit)                             (2,782,186)       2,263,622        (518,564)     31,633,497        518,564    31,633,497
                                         -------------------------------------------------------------------------------------------

Total liabilities and shareholders'
   equity                                  $6,240,600      $35,592,837     $41,833,437     $35,094,374    $10,657,964   $87,585,775
                                         ===========================================================================================



See accompanying notes.

                SCB Computer Technology, Inc. and Partners Group

              Unaudited Pro Forma Combined Statement of Operations


                                               HISTORICAL                                HISTORICAL
                                   --------------------------------                    ---------------
                                      PARTNERS     PARTNERS CAPITAL      COMBINED       SCB COMPUTER                    PRO FORMA
                                   RESOURCES, INC.      GROUP         PARTNERS GROUP   TECHNOLOGY, INC.                 COMBINED
                                     YEAR ENDED       YEAR ENDED        YEAR ENDED        YEAR ENDED     PRO FORMA     YEAR ENDED
                                   APRIL 30, 1997   APRIL 30, 1997    APRIL 30, 1997    APRIL 30, 1997  ADJUSTMENTS   APRIL 30, 1997
                                   -------------------------------------------------------------------------------------------------
Revenue                             $12,490,440      $17,805,309       $30,295,749       $64,063,576    $               $94,359,325
Cost of services                     11,210,491       10,053,592        21,264,083        46,585,959                     67,850,042
                                    -----------------------------------------------------------------------------------------------
   Gross profit                       1,279,949        7,751,717         9,031,666        17,477,617                     26,509,283

Compensation-key executives             480,000          480,000           960,000           700,000     (f)(635,000)     1,025,000
Selling, general and
   administrative expenses            1,149,410        5,585,718         6,735,128         9,417,297      (c)555,265     16,707,690
                                    -----------------------------------------------------------------------------------------------
Total operating expenses              1,629,410        6,065,718         7,695,128        10,117,297         (79,735)    17,732,690
                                    -----------------------------------------------------------------------------------------------
   Income (loss) from operations       (349,461)       1,685,999         1,336,538         7,360,320          79,735      8,776,593

Other income (expense), net          (1,388,219)         (46,520)       (1,434,739)          755,408     (e)(720,000)    (1,399,331)
                                    -----------------------------------------------------------------------------------------------
   Income (loss) before income
     taxes                           (1,737,680)       1,639,479           (98,201)        8,115,728        (640,265)     7,377,262

Income tax expense                                       950,000           950,000         3,052,690      (g)(95,600)     3,907,090
                                    -----------------------------------------------------------------------------------------------
   Net income (loss)                $(1,737,680)     $   689,479       $(1,048,201)      $ 5,063,038        (544,665)     3,470,172
                                    ===============================================================================================

   Net income per share                                                                  $      0.45*                    $     0.31*
                                    ===============================================================================================

Net income (loss)                   $(1,737,680)     $   689,479       $(1,048,201)      $ 5,063,038      $ (544,665)    $3,470,172
                                    ===============================================================================================

Pro forma adjustment for income
   taxes                                                                                     177,000                        177,000
                                    -----------------------------------------------------------------------------------------------

Pro forma net income (loss)         $(1,737,680)     $   689,479       $(1,048,201)      $ 4,886,038      $ (544,665)    $3,293,172
                                    ===============================================================================================

Pro forma net income per share                                                           $      0.43*                    $     0.29*
                                    ===============================================================================================

Weighted average number of
   common and common equivalent
   shares outstanding                                                                     11,268,414*                    11,268,414*
                                    ===============================================================================================


* Per share and share amounts have been restated for the effects of the 3 for 2 stock split on September 3, 1997

                 SCB Computer Technology, Inc. and Subsidiaries

           Notes to Unaudited Pro Forma Combined Financial Information


THE FOLLOWING PRO FORMA ITEMS ARE REFLECTED IN THE ACCOMPANYING UNAUDITED PRO FORMA COMBINED BALANCE SHEET AND STATEMENT OF OPERATIONS.

     (a) Pro forma net income per common and common equivalent share was computed by dividing pro forma net income by the pro forma combined weighted average number of common and common equivalent shares outstanding and gives effect to the 3 for 2 stock split on September 3, 1997.

     (b) Adjustment to reflect the purchase and purchase price adjustments associated with SCB's acquisition of PG. Effective June 30, 1997, SCB acquired the stock of PG for $16,000,000 cash. The allocation of the purchase price will include approximately $16,600,000 to goodwill, representing the excess of cost over the fair value of the net assets acquired. The final purchase price allocation is subject to refinement upon completion of review of fixed assets, intangibles and certain accounts. In addition, an amount equal to 14 times PRI's net income for calendar year 1997 payable in cash or shares of SCB common stock may be paid to PG as additional purchase price which could result in additional goodwill being recorded.

     (c) Adjustment to reflect the increase in amortization expense relating to the goodwill recorded in purchase accounting in conjunction with SCB's acquisition of PG. The goodwill will be amortized by the Company over its estimated life of 30 years.

     (d) Adjustment to record SCB's use of its $10,000,000 revolving line of credit to finance part of the cash purchase price.

     (e) Adjustment to record interest expense during the year at 7.2% on the $10,000,000 revolving line of credit.

     (f) Salary modifications to adjust for elimination of three of the former PG owners and a salary reduction for a fourth.

     (g)  Tax benefit of pro forma adjustments.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SCB COMPUTER TECHNOLOGY, INC.


Date: September 12, 1997                     By: /s / Gary E. McCarter
                                                -----------------------------
                                                Gary E. McCarter
                                                Chief Financial Officer